EXHIBIT 99.1

Edgewater Reports Second Quarter 2014 Results

Q2 Service Revenue Up 14% Year-Over-Year to $24.5 Million; Adjusted EBITDA Up 12% to $2.7 Million

WAKEFIELD, Mass., July 30, 2014 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW), a leading consulting firm that brings a blend of classic and product-based consulting services to its clients, reported financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Highlights

  Service revenue increased 14% to a record $24.5 million;
  Introduced Fullscope EDGE for AX, intellectual property designed to complement existing functionality in Microsoft Dynamics AX 2012 enterprise resource planning;
  Recognized as 2014 Microsoft Dynamics Industry Partner of the Year;
  Received the inaugural 2014 Customer Reference Excellence Award from the U.S. Microsoft Dynamics Customer Reference Team; and
  Received $1.9 million in connection with the successful resolution of Fullscope Acquisition-related escrow claims.

Second Quarter 2014 Financial Results vs. Same Year-Ago Quarter

  Total revenue was $29.2 million compared to $27.9 million;
  Service revenue was $24.5 million compared to $21.6 million;
  Gross profit was $10.9 million, or 37.3% of total revenue, compared to $10.0 million, or 36.0% of total revenue;
  Gross profit margin related to service revenue was 40.5% compared to 37.7%;
  Utilization was 77.6% compared to 75.0%;
  Net income was $1.7 million, or $0.13 per diluted share, compared to net income of $1.4 million, or $0.12 per diluted share;
  Adjusted EBITDA (a non-GAAP measure) was $2.7 million, or 9.4% of total revenue and $0.21 per diluted share (see "Non-GAAP Financial Measures" below for further discussion of this non-GAAP term), compared to adjusted EBITDA of $2.4 million, or 8.7% of total revenue and $0.21 per diluted share; and
  Cash flow provided by operating activities was $3.5 million compared to cash flow used in operating activities of $(1.4) million.

First Half of 2014 Financial Results vs. Same Year-Ago Period

  Total revenue was $56.8 million compared to $51.4 million;
  Service revenue was $48.0 million compared to $41.3 million;
  Gross profit was $21.0 million, or 36.9% of total revenue, compared to $17.2 million, or 33.4% of total revenue;
  Gross profit margin related to service revenue was 39.7% compared to 35.2%;
  Utilization was 77.8% compared to 72.5%;
  Net income was $2.4 million, or $0.19 per diluted share, compared to net income of $525,000, or $0.05 per diluted share;
  Adjusted EBITDA (a non-GAAP measure) was $4.7 million, or 8.3% of total revenue and $0.36 per diluted share, compared to adjusted EBITDA of $2.6 million, or 5.1% of total revenue and $0.23 per diluted share; and
  Cash flow provided by operating activities was $819,000 compared to cash flow used in operating activities of $(3.6) million.

Management Commentary

"The second quarter of 2014 was a very busy and productive quarter with numerous awards and significant growth in all of our important operating metrics," said Shirley Singleton, Edgewater's chairman, president and CEO. "We experienced organic growth in each of our service offerings —on both a year-over-year and sequential quarterly basis— and converted a significant amount of pipeline activity to signed projects during the first six months, leading us to add to our billable headcount to meet the demand.

"With an eye towards future growth, we continue to expand and invest in the breadth of our offerings on many fronts. In fact, we recently announced an alliance with three top Microsoft Dynamics providers in Belgium, Germany and New Zealand, which will help better serve our growing international base of process manufacturing customers. Additionally, our investment in Oracle's Planning and Budgeting Cloud Service is gaining traction not only as an internal tool, but also assisting with our new customer acquisition.

"Our sales and marketing teams are actively filling our sales pipeline with new opportunities, providing favorable momentum heading into the third quarter. However, we remain cautious in our ability to drive service revenue growth in the third quarter given the influence of summer vacations on our utilization rates. Taking this into consideration, we still anticipate that service revenue in the third quarter of 2014 will be slightly up sequentially and grow double-digits compared to the third quarter of 2013."

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, July 30, 2014) at 10:00 a.m. Eastern time to discuss its second quarter 2014 results.

Date: Wednesday, July 30, 2014
Time: 10:00 a.m. Eastern Time
Dial-in number: 1-877-713-9347
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com/ or by dialing 1-855-859-2056 (Conference ID#: 63823304) after 1:00 p.m. Eastern time through August 13, 2014.

About Edgewater

Edgewater Technology, Inc. (Nasdaq:EDGW) is a strategic consulting firm delivering a blend of classic and product-based consulting services. Edgewater addresses the market both vertically by industry and horizontally by product and technology specialty, providing its client base with a wide range of business and technology solutions. As one of the largest IT consulting firms based in New England, the company works with clients to reduce costs, improve processes and increase revenue through the judicious use of technology. Edgewater's brand names include Edgewater Technology, Edgewater Ranzal and Edgewater Fullscope. To learn more, please visit www.edgewater.com.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected third quarter 2014 service revenue, changes in our third quarter 2014 service revenue on both a sequential and year-over-year basis, the success of future growth initiatives and investments, and improvements in sales pipeline activity and our ability to successfully convert sales pipeline opportunities to signed contracts. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our 2013 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with us or inability or unwillingness of clients to pay for our services, which may impact our accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace advisory and product-based consulting services; (13) changes in our utilization levels; and/or (14) failure to make a successful claim against the Fullscope escrow account. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under "Part I - Item IA. Risk Factors" in our 2013 Annual Report on Form 10-K filed with the SEC on March 10, 2014. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, they cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$ 21,702	$ 20,321
Accounts receivable, net	23,922	19,842
Deferred tax assets, net	1,172	1,175
Prepaid expenses and other current assets	1,644	936
Total current assets	48,440	42,274
Property and equipment, net	1,235	1,437
Goodwill and intangible assets, net	12,748	13,005
Deferred tax assets, net	27,523	29,097
Other assets	244	254
Total Assets	$ 90,190	$ 86,067

Liabilities and Stockholders' Equity
Accounts payable	$ 357	$ 680
Accrued liabilities	14,656	14,326
Deferred revenue	1,796	1,715
Total current liabilities	16,809	16,721
Other long-term liabilities	702	760
Total liabilities	17,511	17,481
Stockholders' Equity	72,679	68,586
Total Liabilities and Stockholders' Equity	$ 90,190	$ 86,067

Shares Outstanding	11,339	11,049

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Service revenue	$ 24,513	$ 21,599	$ 47,996	$ 41,295
Software	2,502	4,331	4,555	6,308
Reimbursable expenses	2,207	1,970	4,285	3,773
Total revenue	29,222	27,900	56,836	51,376

Cost of revenue:
Project and personnel costs	14,580	13,456	28,937	26,766
Software costs	1,549	2,433	2,621	3,656
Reimbursable expenses	2,207	1,970	4,285	3,773
Total cost of revenue	18,336	17,859	35,843	34,195
Gross profit	10,886	10,041	20,993	17,181

Selling, general and administrative	8,631	8,072	17,207	15,569
Lease abandonment charge	400	--	400	--
Embezzlement costs	(1,534)	38	(1,529)	72
Depreciation and amortization	228	308	475	623
Operating income	3,161	1,623	4,440	917

Other (income) expense, net	(45)	69	1	173
Income before income taxes	3,206	1,554	4,439	744
Tax provision	1,485	140	2,007	219
Net income	$ 1,721	$ 1,414	$ 2,432	$ 525

BASIC EARNINGS PER SHARE:
Basic earnings per share	$ 0.15	$ 0.13	$ 0.22	$ 0.05
Weighted average shares outstanding – Basic	11,108	10,791	11,038	10,834

DILUTED EARNINGS PER SHARE:
Diluted earnings per share	$ 0.13	$ 0.12	$ 0.19	$ 0.05
Weighted average shares outstanding – Diluted	13,144	11,428	12,896	11,447

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flow provided by (used in):
Operating activities	$ 3,499	$ (1,351)	$ 819	$ (3,551)
Investing activities	(63)	(134)	(125)	(531)
Financing activities	489	(579)	689	(1,097)
Effect of exchange rates on cash	--	4	(2)	(5)
Net increase (decrease) in cash and cash equivalents	$ 3,925	$ (2,060)	$ 1,381	$ (5,184)

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation – Stock Compensation." We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs. During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue. Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses (and loss recoveries) as we believe excluding these costs (and loss recoveries) from our non-GAAP financial measures is useful to investors because these expenses (loss recoveries) are not directly associated with the Company's operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011 and again in the second quarter of 2014, we recorded a non-cash charge of $2.2 million and $400,000, respectively, in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Interest and other (income) expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations and (gains) and losses on foreign currency transactions. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2014	2013	2014	2013

Reported GAAP net income	$ 1,721	$ 1,414	$ 2,432	$ 525
Add: Income tax provision	1,485	140	2,007	219
Add: Depreciation and amortization	282	426	582	804
Add: Stock-based compensation expense	424	346	811	838
Add: Lease abandonment charge	400	--	400	--
Add: Fullscope embezzlement costs (loss recovery)	(1,534)	38	(1,529)	72
Less: Other (income) expense, net	(45)	69	1	173
Adjusted EBITDA[1]	$ 2,733	$ 2,433	$ 4,704	$ 2,631
Adjusted EBITDA per diluted share[1]	$ 0.21	$ 0.21	$ 0.36	$ 0.23
Diluted shares outstanding	13,144	11,428	12,896	11,447

Adjusted EBITDA as a % of total revenue[1]	9.4%	8.7%	8.3%	5.1%
Total revenue	$ 29,222	$ 27,900	$ 56,836	$ 51,376

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest and other (income) expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.
CONTACT: Company Contact:
         Timothy R. Oakes
         Chief Financial Officer
         1-781-246-3343

         Investor Relations:
         Liolios Group, Inc.
         Cody Slach or Greg Falesnik
         1-949-574-3860
         EDGW@liolios.com